Exhibit 10.10 — 2010 Stock Incentive Plan
U.S. GLOBAL INVESTORS, INC.
2010 STOCK INCENTIVE PLAN
Adopted October 13, 2010
ARTICLE ONE
GENERAL PROVISIONS
I.      PURPOSE OF THE PLAN
The 2010 Stock Incentive Plan is intended to promote the interests of U.S. Global Investors Inc., a Texas corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation to align such persons’ interests with those of the Corporation’s shareholders and as an incentive for them to remain in such service.
Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
II.      STRUCTURE OF THE PLAN
     The Plan shall consist of (i) a Fixed Grant Program under which eligible Directors shall be granted monthly shares of Class A Common Stock of the Corporation and (ii) a Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted shares of Class A Common Stock of the Corporation.
III.      ADMINISTRATION OF THE PLAN
                       A.      The Compensation Committee shall have sole and exclusive authority to administer the Discretionary Grant Program with respect to Section 16 Insiders. Administration of the Discretionary Grant Program with respect to all other persons eligible to participate in that program may, at the Board’s discretion, be vested in the Compensation Committee or the Board may retain the power to administer the program with respect to all such persons.
                       B.      To the extent permitted by applicable law, and subject to the limits set forth at Section IV.B. of this Article One, the Chairman of the Compensation Committee may grant Awards under the Discretionary Grant Program to one or more eligible persons. In all events the Compensation Committee must approve any discretionary grants made to Section 16 Insiders.
                       C.      The Board may delegate to one or more executive officers of the Corporation the authority to exercise such other administrative powers under the Plan as the Board may determine. Any person delegated administrative powers by the Board shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the delegation to such executive officers and reassume all powers and authority previously delegated to such officers.
                       D.      Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant Program and to make such determinations under, and issue such interpretations of, the provisions of that program and any Award made thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant Program under its jurisdiction or any Award thereunder.

                       E.      Service as a Plan Administrator by the members of the Compensation Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or other person to whom administrative authority is delegated shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.
IV. ELIGIBILITY
                       A.      Fixed Grant Program. Non-employee members of the Board shall receive an Award monthly of one hundred (100) shares of Common Stock. Such Awards shall be made no later than the last day of each calendar month.
                       B.      Discretionary Grant Program.
                                1.      The persons eligible to participate in the Discretionary Grant Program are as follows:
                                                 (i) Employees, and
                                                 (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and
                                2.      The Plan Administrator shall have full authority to determine which eligible persons are to receive Awards under the Plan, the time or times when those Awards are to be made, and the number of shares to be covered by each such Award.
                                3.      The maximum number of shares of Common Stock for which Awards may be granted to any Participant under the Discretionary Grant Program for any one year shall not exceed 1,200 for eligible Directors and 2,400 for other Participants.
               V. STOCK SUBJECT TO THE PLAN
                       A.      The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to One Hundred and Fifty Thousand (150,000) shares.
                       B.   The maximum number of shares of Common Stock for which Awards may be granted over the term of the Plan shall be One Hundred and Fifty Thousand (150,000). Such limits shall be subject to adjustment under Section V.C. of this Article One.
                       C.   If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then the Compensation Committee shall make equitable adjustments to: (i) the maximum number and/or class of securities issuable under the Plan; and (ii) the maximum number and/or class of securities for which any one person may be granted Awards in the aggregate under the Plan per calendar year. Such adjustments shall be made by the Compensation Committee in such manner as it deems appropriate, and the adjustments shall be final, binding and conclusive upon each person eligible for an Award under the Plan.
                       D.      The Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO
STOCK ISSUANCE UNDER THE FIXED GRANT PROGRAM AND DISCRETIONARY GRANT PROGRAM
               I. STOCK ISSUANCE TERMS
                       A.      Shares of Common Stock shall be issued under the Fixed Grant Program and Discretionary Grant Program, as vested shares, through direct and immediate issuances without cash consideration payable for the shares.
                       B.   The recipient shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan. Accordingly, to the extent that the shares have any voting rights, such individual shall have the right to vote such shares and to receive any dividends paid on such shares.

ARTICLE THREE
MISCELLANEOUS
               I.      TAX WITHHOLDING
                    A.      The Corporation’s obligation to deliver shares of Common Stock upon the issuance of an Award made to an employee Participant shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.
                    B.      The Plan Administrator may, in its discretion, provide one or more employee Participants in the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such Participants may become subject in connection with the exercise, vesting or issuance of those Awards. Such right may be provided to any such Participant in either or both of the following formats:
     Stock Withholding: The election to have the Corporation withhold, from the vested shares of Common Stock otherwise issuable upon the issuance of such Award, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) designated by such person.
     Stock Delivery: The election to deliver to the Corporation, at the time the issuance of such Award, one or more shares of Common Stock previously acquired by such person (other than in connection with the issuance triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) designated by such person.
               II.      SHARE ESCROW/LEGENDS
Shares of Common Stock issued under the Plan shall be issued directly to the Participant with restrictive legends on the certificates with respect to any applicable transfer restrictions on those shares.
               III.      EFFECTIVE DATE AND TERM OF THE PLAN
                    A.      The Plan shall become effective on the Plan Effective Date.
                    B.      The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of the Plan Effective Date or (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares.
               IV.      AMENDMENT OF THE PLAN
                    A.      The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. Amendments to the Plan will be subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded.
                    B.      Awards may be granted under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If stockholder approval is required and is not obtained within twelve (12) months after the date the first excess Award is made against such contingent increase, then any Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

               V.       REGULATORY APPROVALS
                    A.      The implementation of the Plan, the granting of any Awards under the Plan and the issuance of any shares of Common Stock under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it and the shares of Common Stock issued pursuant to it.
                    B.      No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.
               VI.       NO EMPLOYMENT/SERVICE RIGHTS
Nothing in the Plan shall confer upon the Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s service at any time for any reason, with or without cause.

APPENDIX
               The following definitions shall be in effect under the Plan:
                    A.      Award shall mean a direct stock issuance.
                    B.      Board shall mean the Corporation’s Board of Directors.
                    C.      Code shall mean the Internal Revenue Code of 1986, as amended.
                    D.      Common Stock shall mean the Corporation’s Class A Common Stock.
                    E.      Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.
                    F.      Corporation shall mean U.S. Global Investors, Inc., a Texas corporation, and any corporate successor to all or substantially all of the assets or voting stock of U.S. Global Investors, Inc. which has by appropriate action assumed the Plan.
                    G.      Discretionary Grant Program shall mean the discretionary grant program in effect under Article One of the Plan pursuant to which Awards may be granted to one or more eligible individuals.
                    H.      Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
                    I.      Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
                    (i) If the Common Stock is at the time traded on the Nasdaq Capital Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after- hours trading begins) on such Stock Exchange on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
                    (ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
                    J.      Fixed Grant Program shall mean the fixed grant program in effect under Article One of the Plan pursuant to which Awards shall be granted monthly to non-employee directors of the Board.
                    K.      1934 Act shall mean the Securities Exchange Act of 1934, as amended.
                    L.      Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
                    M.      Participant shall mean any person who is issued shares of Common Stock, under the Plan.
                    N.      Plan shall mean this U.S. Global Investors, Inc. 2010 Stock Incentive Plan.

                    O.      Plan Administrator shall mean the particular entity, whether the Compensation Committee or the Board, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under that program with respect to the persons under its jurisdiction.
                    P.      Plan Effective Date shall mean the date on which the Plan is approved by the Corporation’s stockholders.
                    Q.      Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.
                    R.      Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
                    S.      Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
                    T.      Withholding Taxes shall mean the applicable income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the grant, exercise, issuance, vesting or settlement of that Award.